UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 ½ N. Spaulding Ave., Los Angeles, California 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11 th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On May 1, 2008, Emvelco Corp. (the "Company") entered into an Agreement and Plan of Exchange (the "Agreement") with Davy Crockett Gas Company, LLC (“DCG”) and the members of Davy Crockett Gas Company, LLC (“DCG Members”). Pursuant to the Agreement, the Company acquired and, the DCG Members sold, 100% of the outstanding securities in DCG. DCG is a limited liability company organized under the laws of the State of Nevada and headquartered in Bel Air, California is a newly formed designated  LLC which holds certain development rights for gas drilling in Crockett County, Texas.

In consideration for 100% of the outstanding securities in DCG, the Company issued the DCG Members promissory notes in the aggregate amount of $25,000,000 payable together with interest in May 2010 (the “DCG Notes”). Additional $5,000,000 in DCG Notes are issuable upon each of the first through fifth wells going into production. Further, the DCG Members may be entitled to receive additional DCG Notes up to an additional amount of $200,000,000 (the “Additional DCG Notes”) subject to the revenue generated from the land rights held by DCG located in Crockett County, Texas less concession fees and taxes. The principal amount of Additional DCG Convertible Notes to be issued shall be determined by subtracting $50,000,000 from the product of DCG’s gross revenue by .50. The conversion price for the Additional Convertible Notes will be the Company’s market price, which is the 90 day average closing price prior to the anniversary.

The DCG Notes bear interest of 8% and are convertible into shares of common stock, subject to shareholder approval, at $1.00 per share. If the shareholders of the Company do not authorize providing the DCG Members with the ability to convert the DCG Notes or if the DCG Members elect to not convert the DCG Notes, regardless of whether shareholder approval is obtained, the Company will be forced to pay all amounts owed under the DCG Notes in May 2010 in cash.

C. Properties Ltd., a Barbados company (the “Advisor”) shall be paid a fee for rendering consulting services in connection with this transaction (the “Advisor’s Fee”). The Advisor’s Fee is be the greater of (i) five percent (5%) of the dollar value of the DCG Notes and the Additional DCG Notes issued to the DCG Members not to exceed $12,500,000 or (ii) $10,000,000; which is to be paid by the Company. The Advisor has agreed that in lieu of cash payment it will receive shares of stock of the Atia Group Ltd. (the “Atia Shares”) of which 200,000,000 shares were transferred by the Company to the Advisor at Closing effective as of January 1, 2008, 200,000,000 shares were transferred by the Company to the Advisor upon the first DCG well going into production, 200,000,000 shall be transferred by the Company to the Advisor upon the second DCG well going into production and 134,060,505 shares shall be transferred by the Company to the Advisor upon the third DCG well going into production. In addition, upon a fourth DCG well going into production, the Company shall transfer an additional 50,366,671 shares of Atia Group Ltd.

Prior to the acquisition of DCG, no relationship existed between the Company and the DCG Members and/or their affiliates, directors, officers or any associate of an officer or director.

DCG obtained certain drilling rights in Wolfcamp Canyon Sandstone Program ( “ Wolfcamp Canyon”) , which is located in Crockett County, Texas. Many Canyon Sandstone gas wells are located on this approximately 9500-acre ranch that are part of this field which covers approximately forty (40) square miles in Crockett County, Texas. The “Canyon Sandstone” gas wells were initially drilled on 160-acre spacing. However, it became apparent that the wells had a small radius of drainage and spacing requirements were reduced to 80-acres. Subsequently, the spacing requirements were reduced to 40 acres, then to 20 acres and currently stand at 10 acres per well.

We believe that Wolfcamp Canyon has multiple possible pays ranging from the shallow permian with offset Proved Undeveloped (“PUD”) well locations, to the deep objectives. Most data that the Board obtained and analyzed to evaluate this area is publicly available.

We believe the reserves located on the Wolfcamp Canyon can be classified as proved undeveloped. We believe that each well contains approximately 400 MCF (thousand cubic feet) of recoverable natural gas, which may be increased by using advanced recovery techniques. Wolfcamp Canyon also has multiple possible pays which could benefit from the close proximity to the existing pipeline infrastructure. The existing pipeline infrastructure may expedite sales and eliminate the need to build the infrastructure necessary to transport the recovered gas. We also believe that the gas produced by the existing wells is rich in heat (BTU) content which commands a 20% premium pricing in the market.

DCG holds an option covering about 180 Drill Sites. We plan on utilizing a drilling contractor to drill these sites and put them into production. We believe we can drill approximately one well every two weeks. We plan on adding a second drilling rig in the near future which will increase our capabilities to drill approximately 40 wells per year, subject to obtaining financing for these operations.

Market Overview

We believe the current market conditions for the energy sectors are very strong from the demand side without sufficient growth in supply to meet the growing energy needs. Demand increases are happening in virtually all sectors of the market. These trends are creating opportunities that DCG hopes to capitalize on. Some of these opportunities include the consolidation and rationalization of global energy assets. The emergence of unconventional resources i.e. tight gas sands, shale gas, oil sands and coal bed methane to name a few. There are also niche opportunities in established producing regions in emerging markets. In the renewable and alternative energy segments investment opportunities are growing as a result of global trends that are influencing governmental policies.

Competition

We operate in the highly competitive oil and gas areas of acquisition and exploration, areas in which other competing companies have substantially larger financial resources, operations, staffs and facilities. Such companies may be able to pay more for prospective oil and gas properties or prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

Environmental Matters

Operations on properties in which we have an interest are subject to extensive federal, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose ‘‘strict liability’’ for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws, rules and regulations may require the rate of oil and gas production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action, such as closure of inactive pits and plugging of abandoned wells, to prevent pollution from former or suspended operations.

Legislation has been proposed in the past and continues to be evaluated in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as ‘‘hazardous wastes.’’ This reclassification would make these wastes subject to much more stringent storage, treatment, disposal and clean-up requirements, which could have a significant adverse impact on operating costs. Initiatives to further regulate the disposal of oil and gas wastes are also proposed in certain states from time to time and may include initiatives at the county, municipal and local government levels. These various initiatives could have a similar adverse impact on operating costs.

The regulatory burden of environmental laws and regulations increases our cost and risk of doing business and consequently affects our profitability. The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the ‘‘Superfund’’ law, imposes liability, without regard to fault, on certain classes of persons with respect to the release of a ‘‘hazardous substance’’ into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims.

It is also not uncommon for neighbouring landowners and other third parties to file claims for personal injury or property or natural resource damages allegedly caused by the hazardous substances released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term ‘‘hazardous substances.’’ At least two federal courts have held that certain wastes associated with the production of crude oil may be classified as hazardous substances under CERCLA. Similarly, under the federal Resource, Conservation and Recovery Act, or RCRA, which governs the generation, treatment, storage and disposal of ‘‘solid wastes’’ and ‘‘hazardous wastes,’’ certain oil and gas materials and wastes are exempt from the definition of ‘‘hazardous wastes.’’ This exemption continues to be subject to judicial interpretation and increasingly stringent state interpretation. During the normal course of operations on properties in which we have an interest, exempt and non-exempt wastes, including hazardous wastes, that are subject to RCRA and comparable state statutes and implementing regulations are generated or have been generated in the past. The federal Environmental Protection Agency and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

We believe that the operator of the properties in which we have an interest is in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Audited Financial Statements of Davy Crockett Gas Company LLC for the year ended March 31, 2008

Unaudited Pro Forma Condensed Combined Financial Statements

(b)	Pro forma financial information.

Not applicable

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Agreement and Plan of Exchange with Davy Crockett Gas Company, LLC and the members of Davy Crockett Gas Company, LLC dated May 1, 2008 (1)

10.2	Form of Convertible Note dated May 1, 2008 (1)

(1) Incorporate by reference to the Form 8K Current Report filed May 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	May 9, 2008 Los Angeles, California

DAVY CROCKETT GAS COMPANY, LLC
(An Exploration State Company)

Balance Sheets as of March 31, 2008, and
Statements of Operations, Members’ Equity, and Cash Flows for the
period from February 22, 2008 (inception) to March 31, 2008

1

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Financial Statements

As of March 31, 2008, and
Statements of Operations, Members’ Equity, and Cash Flows for the
period from February 22, 2008 (inception) to March 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Members
Davy Crockett Gas Company, LLC
(An Exploration State Company)

We have audited the accompanying balance sheet of Davy Crockett Gas Company, LLC (an exploration state company) as of March 31, 2008, and the related statements of operations, members’ equity and cash flows for the period from February 22, 2008 (inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Davy Crockett Gas Company, LLC. as of March 31, 2008 and the results of its operations and its cash flows for the period from February 22, 2008 (inception) to March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is an exploration state company and has no source of revenues which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Robison Hill & Company
Certified Public Accountants

Salt Lake City, Utah
May 8, 2008

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Balance Sheet

March 31,
2008

ASSETS
Current assets:
Cash	$10,000
Total current assets	10,000

Gas Rights on Real Property, plant, and equipment (Note 3)	450,000

Total assets	$460,000

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accrued Expenses	$9,000
Loan payable to PMFT member (Note 5)	200,000
Loan payable to Sully member , including interest (Note 5)	252,082

Total current liabilities	461,082

Total liabilities	461,082

Members’ capital accounts	(1,082)

Total members' equity	(1,082)

Total liabilities and members' equity	$460,000

The accompanying notes are an integral part of these Financial Statements.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Statement of Operations

		Cumulative
		From
	For the Period	February 22,
	From	2008
	February 22, 2008	Inception of
	(inception)	Exploration
	to March 31, 2008	State

Revenues	$--	$--

Operating expenses
General and administrative fees	7,000	7,000
Organizational expenses	2,000	2,000

Total operating expenses	9,000	9,000

Operating Loss	(9,000)	(9,000)

Interest expense	(2,082)	(2,082)

Net loss	$(11,082)	$(11,082)

Net loss per members’ unit	$(1.11)

Weighted average number of units outstanding	10,000

The accompanying notes are an integral part of these Financial Statements.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Statement of Members’ Equity for
Period from February 22, 2008 (inception) to March 31, 2008

	Members’ Capital Accounts

	Number of Units	Amount
Inception of LLC, February 22, 2008	10,000	$10,000

Net loss for period February 22, 2008 (inception) to March 31, 2008	--	(11,082)

Balances, March 31, 2008	10,000	$(1,082)

The accompanying notes are an integral part of these Financial Statements.

DAVY CROCKETT GAS COMPANY, LLC.
(An exploration state company)

Statements of Cash Flows

	Cumulative
	From
	For the Period	February 22,
	From	2008
	February 22, 2008	Inception of
	(inception)	Exploration
	to March 31, 2008	State
Cash flows used in operating activities:
Net loss	$(11,082)	$(11,082)
Adjustments to reconcile net income to net cash
(used in)/provided by operating activities:
Accrued interest on loans payable	2,082	2,082

Changes in operating assets and liabailities, net:
Increase in accrued expenses	9,000	9,000
Net cash used in operating activities	--	--

Cash flows used in investing activities:
Payments for rights acquisition costs	(450,000)	(450,000)
Net cash used in investing activities	(450,000)	(450,000)

Cash flows from financing activities:
Capital contributions	10,000	10,000
Net Proceeds from loans	450,000	450,000
Net cash provided by financing activities	460,000	460,000

Net increase (decrease) in cash and cash equivalents	10,000	10,000
Cash and cash equivalents, beginning of period	--	--

Cash and cash equivalents, end of period	$10,000	$10,000

The accompanying notes are an integral part of these Financial Statements.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

1. Organization and Business and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern”. The Company is an exploration state company and does not have sufficient cash to perform its next exploratory steps. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company's future capital requirements will depend on many factors, including costs of exploration of the properties, cash flow from operations, costs to complete well production, if warranted, and competition and global market conditions.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”. While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Davy Crockett Gas Company, LLC (“DC Gas” or “DCG” or “Company”) is a limited liability company, which was organized in Nevada on February 22, 2008. The Company's members’ capital accounts consist of 10,000 units. As of March 31, 2008, 10,000 units are issued and outstanding. DC Gas is headquartered in Bel Air, California.

DC Gas has obtained drilling rights from a third party in Wolfcamp Canyon Sandstone Field in West Texas and intends to enter the natural gas exploration, drilling, and extraction business. The Company has the option to purchase rights on up to 180 in-fill drilling locations on about 3,600 acres. The field was first developed in the 1970s on a 160 acre well spacing and was later reduced so the wells have a small radius of drainage. The spacing has subsequently been reduced to 40 acres, 20 acres, and 10 acres accordingly.

The Company has obtained a reserve evaluation report from an independent engineering firm, which classifies the gas reserves as “proven undeveloped”. According to the independent well evaluation, each well contains approximately 400 MCF (thousand cubic feet) of recoverable natural gas, which may be increased with advanced recovery techniques.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

1. Organization and Business and Going Concern (continued)

The Company has entered into an Agreement and Plan of Exchange (“Plan of Exchange Agreement”) dated May 1, 2008 which provides that the members will sell all of their membership units to Emvelco Corp. (“Emvelco”), a NASDAQ publicly traded company in exchange for convertible notes that are convertible into 50 million shares of Emvelco’s common stock upon the Emvelco shareholders holding a majority of the outstanding shares of common stock of Emvelco approving the issuance of the EMVELCO Shares upon conversion of the Convertible Notes (the “Shareholder Approval”)..

Emvelco may issue additional Convertible Notes that are convertible into up to Two Hundred and Fifty Million (250,000,000) shares for consideration in this transaction if certain conditions are satisfied; provided, however, in the event that Shareholder Approval has been provided, then Emvelco will issue shares of Emvelco as opposed to Convertible Notes. The future number of shares that may be issued to the members of DCG is contingent upon the revenue less concessions and taxes of DCG during the five years following the closing. The number of additional shares shall be issued within 30 days of the first, second, third, fourth and fifth anniversary of the closing of the acquisition of DCG. The number of additional shares to be issued shall be determined by subtracting $50 million from the product of DCG’s gross revenue derived from the wells acquired from DCG multiplied by one half. The resulting number will then be divided by the average market price for the 90 day period prior to the anniversary date.

If the sale is consummated, DC Gas will become a wholly-owned subsidiary of Emvelco and the outstanding membership interests will be exchanged by the holders thereof for the Emvelco Shares. The members of the Company will receive approximately 81% of the shares of Emvelco immediately following the consummation of the Plan of Exchange Agreement.

2. Summary of Significant Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company is considered a development-stage entity and has disclosed inception-to-date information within these financial statements.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The financial statements are the responsibility of the Company’s management.

Revenue recognition and cost of revenues

The Company has not had any revenues or cost of revenues to date.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

Cash and cash equivalents

Cash and cash equivalents include cash at bank and money market funds with maturities of three months or less at the date of acquisition by the Company.

Gas Rights on Real Property, plant, and equipment

Depreciation, depletion and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Interest costs incurred to finance expenditures during the construction phase of multiyear projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use. Capitalized interest costs are included in property, plant and equipment and are depreciated over the service life of the related assets.

The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method.

The Company records an asset for exploratory well costs when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. Exploratory well costs not meeting these criteria are charged to expense.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved natural gas reserves. Significant unproved properties are assessed for impairment individually and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. The valuation allowances are reviewed at least annually. Other exploratory expenditures, including geophysical costs, other dry hole costs and annual lease rentals, are expensed as incurred.

Unit-of-production depreciation is applied to property, plant and equipment, including capitalized exploratory drilling and development costs, associated with productive depletable extractive properties. Unit-of-production rates are based on the amount of proved developed reserves of natural gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

Under the unit-of-production method, natural gas volumes are considered produced once they have been measured through meters at custody transfer or sales transaction points at the outlet valve on the lease or field storage tank.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

Gains on sales of proved and unproved properties are only recognized when there is no uncertainty about the recovery of costs applicable to any interest retained or where there is no substantial obligation for future performance by the Company’s. Losses on properties sold are recognized when incurred or when the properties are held for sale and the fair value of the properties is less than the carrying value.

Proved oil and gas properties held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Assets are grouped at the lowest levels for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

The Company estimates the future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. Cash flows used in impairment evaluations are developed using annually updated corporate plan investment evaluation assumptions for natural gas commodity prices. Annual volumes are based on individual field production profiles, which are also updated annually. Cash flow estimates for impairment testing exclude derivative instruments.

Impairment analyses are generally based on proved reserves. Where probable reserves exist, an appropriately risk-adjusted amount of these reserves may be included in the impairment evaluation. Impairments are measured by the amount the carrying value exceeds the fair value.

Restoration, Removal and Environmental Liabilities

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of natural gas substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit.

Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component is fixed or reliably determinable.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

2. Summary of Significant Accounting Policies (continued)

The Company accounts for asset retirement obligations in accordance with SFAS No. 143, "Accounting for Asset Retirement Obligations” (SFAS 143). SFAS 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 requires that the fair value of a liability for an asset's retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. The Company will include estimated future costs of abandonment and dismantlement in the full cost amortization base and amortize these costs as a component of our depletion expense in the accompanying financial statements.

Earnings per unit

Basic earnings per share are computed by dividing income (loss) attributable to members by the weighted-average number of member units outstanding for the period.

Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by and distributions to members.

Business segment reporting

The Company manages its operations in one business segment, the natural gas exploration, drilling, and extraction business.

Income taxes

Since the Company is a limited liability company, the net income (loss) flows through to the members of the Company. Accordingly, the Company does not recognize income tax expense or tax assets or liabilities.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

3. Gas Rights on Real Property, plant, and equipment

On March 31, 2008, the Company entered into an assignment agreement with a third party (“AF”) in an-arm-length transaction. A member of the Company, PMFT Holdings, Ltd. (“PMFT”) paid $200,000 to AF in exchange for the delivery of four term assignments of an oil and gas lease. The other members of DCG agreed to repay this member upon receiving its first revenues. Within 60 days of the agreement DC Gas has an additional right to purchase additional term assignments of oil and gas leases on additional tracts of land (20 acres) for $50,000. Thereafter, at intervals not to exceed 60 days, the Company may designate additional tracts of land for the same price and if the Company purchases and pays for more than one term assignment for any 60 day interval, DC Gas’ time period for the next land designation will be increased for each term assignment. If the Company does not designate and pay for at least one tract of land during any 60 day period, the entire agreement and all of the Company’s rights under the agreement will be terminated. Royalty payments under the agreements set to 26% of the actual producing. As of March 31, 2008, the Company has capitalized an additional $250,000 related to the acquisition of this lease.

4. Notes Payable and Related Party Transaction

In conjunction with the assignment agreement with AF (see note 3), a member of the Company, PMFT loaned $200,000 to the Company on March 31, 2008. The loan bears interest at 8% per annum and will be repaid in 2008 from the first revenues of the Company. The note matures on December 31, 2008.

In conjunction with the obtaining the assignment agreement with AF (see note 3), a member of the Company, Sully LLC, incurred significant time and travel expenses in the year prior to the announcement of the agreement with AF and the inception of the Company. On February 22, 2008, the members agreed to consider these expenditures as a loan payable to the member for $250,000. The loan bears interest at 8% per annum and the note matures on December 31, 2008.

Interest expense calculated on the rate of 8% annually was $2,082 for the period February 22, 2008 (inception) to March 31, 2008.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

5. Members’ Ownership

The initial cash contribution from the members occurred on February 22, 2008. The members’ ownership percentages of the Company remained unchanged through March 31, 2008 as follows:

Member	Cash Contribution at February 22, 2008	Percentage owned

PMFT Holdings, Ltd.	$3,000	30%
Corporate Group Services Limited	3,000	30%
Beacon Financial Corp.	2,000	20%
Sully, LLC	2,000	20%

Totals	$10,000	100%

6. Commitments and Contingencies

(a) Employment Agreements

As of March 31, 2008, the Company has no employment agreement with any of its members or third parties.
7. Subsequent events

On May 1, 2008, the Company entered into an Agreement and Plan of Exchange with Emvelco. Subject to the satisfaction or waiver of the conditions to closing in the Plan of Exchange Agreement, Emvelco will acquire DCG from the members of DCG such that DCG will become a wholly-owned subsidiary of Emvelco. DCG obtained certain drilling rights in Wolfcamp Canyon Sandstone Field, which is located in Crockett County, Texas, approximately twenty-five miles south of the town of Ozona, and approximately seventy miles north of the town of Del Rio, located in Val Verde County, Texas. Many Canyon Sandstone gas wells are located on this approximately 9500-acre ranch that are part of the large prolific Canyon Sandstone Field which covers approximately forty (40) square miles in southeast Crockett County, Texas. The “Canyon Sandstone” gas wells were initially drilled on 160-acre spacing. However, it became apparent that the wells had a small radius of drainage and spacing requirements were reduced to 80-acres. Further, the spacing requirements were reduced to 40, 20 acres and now 10 acres, in lieu of sufficient drainage.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

7. Subsequent events (continued)

On the closing date of the Agreement and Plan of Exchange, Emvelco shall cause to be issued convertible notes (“Convertible Notes”), that are convertible into Fifty Million (50,000,000) shares of Emvelco common stock (the “EMVELCO Shares”) upon the shareholders holding a majority of the outstanding shares of common stock of Emvelco approving the issuance of the EMVELCO Shares upon conversion of the Convertible Notes (the “Shareholder Approval”). Further, in accordance with the Plan of Exchange Agreement, Emvelco may issue additional Convertible Notes that are convertible into up to Two Hundred and Fifty Million (250,000,000) shares for consideration in this transaction if certain conditions are satisfied; provided, however, in the event that Shareholder Approval has been provided, then Emvelco will issue shares of Emvelco as opposed to Convertible Notes. The number of additional shares shall be issued within 30 days of the first, second, third, fourth and fifth anniversary of the closing of the acquisition of DCG. The number of additional shares to be issued shall be determined by subtracting $50 million from the product of DCG’s gross revenue of the wells acquired from DCG multiplied by 50%. The resulting number will then be divided by the market price which will be the 90 day average prior to the anniversary. As a result, although the existing shareholders of Emvelco will hold about 9% of the outstanding shares of common stock of Emvelco, depending upon the results of DCG, the existing shareholders may then only hold 2% of the issued and outstanding shares of Emvelco.

The Plan of Exchange Agreement provides that, immediately after the Transaction, the Emvelco board of directors will consist of six directors, three of whom will be the current Emvelco directors (Gerald Schaffer, Yossi Attia and Stewart Reich), one of whom will be a member of DCG (Mike M. Mustafoglu) and two of whom will be designated by DCG prior to the closing of the Plan of Exchange Agreement. Upon completion of Plan of Exchange Agreement, Mike M. Mustafoglu will become Emvelco Chairman of the Board of Directors. In addition Arthur Flew and John O’Brien will also be appointed as directors of Emvelco.

The Members of DCG entered into a shareholder agreement (the “Shareholder Agreement”) which in essence, sets forth an agreement among the members binding them on certain matters, including, restrictions in their collective rights to dispose of shares of capital stock of Emvelco which they own as a result of the Plan of Exchange Agreement or may own in the future and provide for the purchase of the shares in accordance with the terms and conditions among themselves which basically defines a Right of First Refusal on dispositions as well as buy-out of parties. At any time after twelve (12) months following the execution of the Shareholder Agreement, any shareholder can offer to buy the shares of Emvelco owned by any other shareholder at a certain price.

In accordance with Plan of Exchange Agreement, Emvelco agreed to pay C. Properties Ltd., a Babbados company and third party (“Advisor”), who acted as an advisor for Emvelco in connection with the acquisition of DCG, a fee that shall be the greater of (i) five percent (5%) of the dollar value of the shares of Emvelco common stock issued to the Members not to exceed $12,500,000 or (ii) $10,000,000. The Advisor has agreed that in lieu of cash payment it will receive an aggregate of up to 734,060,505 shares of stock of the Atia Group Ltd., a majority owned subsidiary of Emvelco, of which 200,000,000 shares shall be

 DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

7. Subsequent events (continued)

transferred by Emvelco to the Advisor at closing effective as of January 1st, 2008, 200,000,000 shares be transferred by Emvelco to the Advisor upon the first DCG well going into production, 200,000,000 shall be transferred by Emvelco to the Advisor upon the second well going into production and 134,060,505 shares shall be transferred by Emvelco to the Advisor upon the third DCG well going into production. In addition, upon a fourth well going into production, Emvelco shall transfer an additional 50,366,671 shares of Atia Group Ltd. to the Advisor.

In addition, concurrent with the closing of the acquisition of DCG, Emvelco will enter into an employment agreement with Mike M. Mustafoglu (managing member of DCG) pursuant to which Mr. Mustafoglu shall serve as the Chairman of the Board of Directors. The employment agreement will provide for an annual salary of $240,000, which at the employee’s election, may be paid in stock options with an exercise price of $0.01, a stock purchase warrant to purchase 10,000,000 shares of common stock with an exercise price at 50% of the average price of the common stock over a 30 day period immediately prior to exercise and the right to participate in a performance pool bonus for key executives of Emvelco, which such bonus pool shall be equal to 10% of Emvelco’s net income before taxes.

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

8. Supplemental Oil and Gas Disclosures (Unaudited)

The accompanying table presents information concerning the Company's natural gas producing activities as required by Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities." Capitalized costs relating to oil and gas producing activities from continuing operations are as follows:

As of March 31, 2008
Proved undeveloped natural properties	$450,000
Unproved properties	--
Total	450,000
Accumulated depreciation, depletion, amortization , and impairment	--
Net capitalized costs	$450,000

All of these reserves are located in the AF located in the United States of America. There have been no natural gas development or production costs incurred in the period February 22, 2008 (inception) to March 31, 2008.

Estimated Quantities of Proved Oil and Gas Reserves

The following table presents the Company's estimate of its net proved crude oil and natural gas reserves as of March 31, 2008 and February 22, 2008 related to continuing operations. The Company's management emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by independent natural gas reserve engineers.

MMCF (thousand cubic feet)
Proved undeveloped natural gas reserves at February 22, 2008	--
Purchases of drilling rights for minerals in place for period February 22, 2008 (inception) to March 31, 2008 - 4 wells at 400 MCF each	1,600
Revisions of previous estimates	--
Extensions and discoveries	--
Sales of minerals in place	--
Proved undeveloped natural gas reserves at March 31, 2008	1,600

DAVY CROCKETT GAS COMPANY, LLC
(An exploration state company)

Notes to Financial Statements

8. Supplemental Oil and Gas Disclosures (Unaudited) (continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following disclosures concerning the standardized measure of future cash flows from proved crude oil and natural gas are presented in accordance with SFAS No. 69. The standardized measure does not purport to represent the fair market value of the Company's proved crude oil and natural gas reserves. An estimate of fair market value would also take into account, among other factors, the recovery of reserves not classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

Under the standardized measure, future cash inflows were estimated by applying period-end prices at December 31, 2006 adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows.

Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the tax basis of the properties. Operating loss carryforwards, tax credits, and permanent differences to the extent estimated to be available in the future were also considered in the future income tax calculations, thereby reducing the expected tax expense.

Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure. Set forth below is the Standardized Measure relating to proved undeveloped natural gas reserves for the period ending March 31, 2008:

Period ending March 31, 2008 (in thousands)
Future cash inflows, net of royalties	$231,230
Future production costs	(38,702)
Future development costs	(25,800)
Future income tax expense	--
Net future cash flows	166,728
Discount	(117,475)
Standardized Measure of discounted future net cash relating to proved reserves	49,253

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Natural Gas Reserves:

The table above shows the first standardized measure of discounted future net cash flows for the Company. Accordingly, there are no changes to disclose.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The selected unaudited pro forma condensed combined financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma condensed combined financial data as of and for the period ended on December 31, 2007 are derived from the unaudited pro forma condensed combined financial data and should be read in conjunction with that data. The unaudited pro forma statements also consider that DCG would have been incorporated on December 31, 2007 with the required transactions necessary to become a viable business on that date, including the DC Gas incorporation, members’ notes payable, convertible notes payable, and the advisor fee transaction. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” in this proxy statement.

	Emvelco Corp.	DC Gas	Proforma Adjustments (1)	Proforma Balance

	Year Ended December 31, 2007

Unaudited Pro Forma Condensed Combined Statement of Operations Data:

Revenues	$6,950,000	$--	$--	$6,950,000
Cost of revenues	(6,505,506)	--	--	(6,505,506)
Operating expenses	(2,564,886)	--	--	(2,564,886)
Goodwill impairment on AGL transaction	(10,245,377)	--	--	(10,245,377)
Interest and other income, net	1,293,169	--	--	1,293,169
Minority interest in subsidiary losses	172,810	--	65,827	238,637
Net loss available to common stockholders	(10,899,790)	--	65,827	(10,833,963)
Basic and diluted net profit per share	(2.30)	--	--	$(2.29)

Weighted average shares outstanding	4,734,266	--	--	4,734,266
	As of December 31, 2007

Unaudited Pro Forma Condensed Combined Balance Sheet Data:

Cash, cash equivalents and short-term investments	369,576	--	10,000	$379,576
Current assets	18,330,456	--	10,000	18,340,456
Other assets	37,178,138	--	25,000,000	62,178,138
Total assets	55,508,594	--	25,010,000	80,518,594
Current liabilities	24,602,963	--	450,000	25,052,963
Long term obligations, less current portion	11,883,719	--	25,000,000	36,883,719
Minority interest in subsidiary’s net assets	6,145,474	--	2,099,314	8,244,788
Accumulated deficit	(38,289,630)	--	(2,100,921)	(40,390,551)
Stockholders' Equity	12,876,438	--	(2,539,314)	10,337,124

(1) The Proforma adjustments take into effect (i) the DC Gas incorporation, (ii) the DC Gas members’ notes payable related to costs incurred in obtaining the gas rights, (iii) Emvelco’s acquisition of DC Gas and the related convertible notes payable to the members of DC Gas, (iv) the associated goodwill in the acquisition, and (v) the retroactive application of the advisor fee transaction. (iv) the associated goodwill in the acquisition, and (v) the retroactive application of the advisor fee transaction.